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                                                             EXHIBIT 23.1

           CONSENT OF KPMG PEAT MARWICK LLP, INDEPENDENT ACCOUNTANTS

We consent to incorporation herein by reference of our report dated December 10, 1997, except as to Note 12, which is as of February 11, 1998, relating to the consolidated balance sheets of Micromuse Inc. and subsidiaries as of September 30, 1996 and 1997, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the three-year period ended September 30, 1997, which report appears in the Registration Statement (No. 333-42177) on Form S-1 of Micromuse Inc.


                                                       /s/ KPMG Peat Marwick LLP


Palo Alto, California
February 20, 1998